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                                                                    EXHIBIT 4.12


                             FOREBEARANCE AGREEMENT


         This Agreement (the "Forebearance Agreement"), dated as of March 18, 2003, is made by and between Donlar Corporation, an Illinois corporation (the "Borrower") and the Tennessee Farmers Life Insurance Company (the "Lender").

                                    RECITALS

         A. The Borrower and the Lender are parties to that certain Bridge and Consolidated Term Loan Agreement dated March 18, 2002 as amended by that First Amendment to Bridge and Consolidated Term Loan Agreement dated May 31, 2002 (the "Term Loan Agreement"). To secure the Obligations, the Borrower has granted the Lender security interests and liens in substantially all of its assets.

         B. As contemplated by the Term Loan Agreement and the ancillary documents thereto, Donlar Biosyntrex Corporation merged with Donlar Corporation effective March 5, 2003, with Donlar Corporation being the surviving corporation. Pursuant thereto, Donlar Corporation has succeeded to the rights, privileges, obligations, duties, debts and liabilities of Donlar Biosyntrex Corporation under the Term Loan Agreement, and henceforth is referred to as the sole Borrower under the Term Loan Agreement.

         C. Without limiting the generality of its provisions, the Term Loan Agreement sets forth the terms and conditions of three term loan facilities, referred to as the Term A Loan, the Term B Loan, and the Term C Loan (also known as the Bridge Loan). Pursuant to the Term Loan Agreement, Section 3.1(c), the Term C Loan was due and payable in full by its terms on March 18, 2003. The Borrower acknowledges that it has not paid the Term C Loan in full.

         D. Pursuant to Section 8.2(a)(i) of the Term Loan Agreement, any Event of Default (such as the aforementioned failure to pay the Term C Loan in full at maturity) empowered the Lender to accelerate and cross-accelerate, declaring all amounts owing under any or all of the Term Loans to be immediately due and payable. The Borrower acknowledges that, in fact, the Lender was entitled to accelerate and has accelerated the Term A and Term B Loans and that, as a result, all three of the Term Loans are presently due and payable in full.

         E. The Borrower has requested a forebearance to and through May 2, 2003 in the Lender's exercise of its rights and remedies under the Term Loan Agreement and/or applicable law in connection with such existing Events of Default in order to provide the Borrower with an opportunity to arrange for a resolution of the Obligations through the sale of the Borrower (an "Acceptable Strategic Transaction"). Consistent with the foregoing, and without limiting the generality of the preservation of rights set forth in SECTION 9 hereof, nothing contained herein is intended or shall be deemed to constitute an acknowledgment, representation, warranty, covenant, or other agreement on the part of the Lender that it has agreed or that it will agree to any forebearance beyond May 2, 2003.

         F. The Lender is willing to forebear until May 2, 2003 from exercising any of its rights and remedies against the Borrower and its property, including without limitation, any of the Lender's collateral (the "Forebearance"), but only pursuant to and upon the terms and

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conditions of this Forebearance Agreement, including, without limitation, that the Forebearance may and/or shall be terminated under certain circumstances as set forth in SECTION 8 hereof and the acknowledgment by the Borrower that interest has accrued on the principal amount of the Term Loans on and after March 18, 2003 to the date hereof at the non-default rate, and shall continue to accrue thereon at such rates after the date hereof.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and promises herein contained, the Borrower and the Lender agree as follows:

         1. Adoption and Incorporation of Recitals. The above recitals are confirmed and adopted by the parties hereto as if set forth herein.

         2. Defined Terms. Capitalized terms used herein which are not otherwise defined are used with the meanings ascribed to them in the Term Loan Agreement.

         3. Forebearance. Subject to the terms and conditions of this Forebearance Agreement, including, without limitation, the provisions of SECTION 8 hereof, the Lender hereby agrees to, and extends to the Borrower, the Forebearance.

         4. General Loan Agreement Compliance. During the Forebearance, the other provisions of the Term Loan Agreement (including, without limitation, those pertaining to the continuing accrual of interest at the rates set forth therein) and the other existing loan documentation shall remain fully operative and in effect. Specifically, but without limiting the generality of the foregoing, during the Forebearance, the Borrower shall comply with all provisions of the Term Loan Agreement and the other existing loan documentation, including Section 5.2 of the Term Loan Agreement, which requires the Borrower to supply the Lender with the required Reports, Certificates and Other Information, except that the Borrower, solely for the limited period of the Forebearance, shall not be required to timely pay the interest that is due and owing and otherwise required to be paid pursuant to Section 2.1(c) of the Term Loan Agreement.

         5. No Waiver of Events of Default. In this Forebearance Agreement, the Lender waives no Event of Default, whether presently or subsequently existing. Consistent with, but without limiting the generality of the foregoing, the Borrower acknowledges that all Obligations are due and owing.

         6. Information Access. In addition to and not in limitation of its rights under the Term Loan Agreement and other Loan Documents, the Lender, including through its agents, shall be given regular and complete access to the Borrower, its books and records, and other information regarding its business operations, any proposed asset dispositions, and/or any possible strategic transactions or initiatives. Consistent with, but not in limitation of the foregoing, the Borrower shall supply the Lender with the names and contact information of any potential bidders (or other potential investors or strategic joint venturers or partners), and the Lender (including through its agents) is hereby authorized (but not obligated) to contact any and all such persons or entities directly. Further, consistent with, but not in limitation of the foregoing, the Borrower shall supply the Lender with the names and contact information of any and all investment bankers assisting the Borrower in any aspect of its business, and the Lender (including through its agents) is hereby authorized to contact any and all investment bankers


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directly for regular status reports on those efforts. Further, consistent with, but not in limitation of the foregoing, the Borrower shall supply the Lender with a copy of any and all engagement letters. Further, consistent with, but not in limitation of the foregoing, the Borrower shall supply the Lender with a copy of any and all letters of intent relating to any possible sale or other strategic transaction. The Borrower shall supply the Lender with any and all such information required above within five (5) days of its receipt thereof. This information shall be delivered to the Lender's attorney as follows: Mr. Thomas S. Kiriakos, 190 South LaSalle Street, Chicago, IL 60603.

         7. Effectiveness Conditions. In order for this Forebearance Agreement to be effective this Forebearance Agreement must be completed, executed, and delivered by the Borrower to the Lender on or before April 10, 2003.

         8. Termination of the Forebearance. Unless extended by a writing signed by all parties hereto, the Forebearance shall terminate by its own terms on May 2, 2003. Moreover, each of the following shall be a "Forebearance Termination Event:"

                  (a) the Borrower's failure to comply strictly with any of the obligations set forth in the Term Loan Agreement (including, without limitation, the Borrower's failure to provide any information required by Section 5.2 of the Term Loan Agreement), except solely for the Borrower's failure to pay the interest payments as they become due and payable pursuant to Section 2.1(c) of the Term Loan Agreement;

                  (b) the Borrower's failure to comply strictly with any of the obligations set forth in this Forebearance Agreement (including, without limitation, the Borrower's failure to timely provide any and all information required by SECTION 6 or SECTION 8(a) of this Forebearance Agreement);

                  (c) the failure of any of the events set forth in this
            Forebearance Agreement to occur (or not to occur, as the case may be) by the deadlines therefor set forth herein;

                  (d) the Lender determines in its reasonable judgment that the
            Borrower has terminated (or is otherwise not rigorously) pursuing an Acceptable Strategic Transaction, it being understood that, without limiting the generality of the foregoing, the Lender shall be deemed to have acted reasonably if it acts based on a statement of the Borrower to such effect;

                  (e) the commencement by or against the Borrower of a voluntary or involuntary bankruptcy or other insolvency proceeding (including, without limitation, a voluntary or involuntary case under federal bankruptcy law or an assignment for the benefit of creditors);

                  (f) the Borrower is enjoined, restrained or in any way
            prevented by court order, which has not been dissolved or stayed within five business days, from conducting all or a material part of its business affairs; or


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                  (g) any other event (including, without limitation, the loss of key employees) occurs that, in the reasonable judgment of the Lender, threatens its interest in the collateral (including, without limitation, the value thereof), threatens the ability of the Borrower to successfully pursue an Acceptable Strategic Transaction, or threatens the ability of the Borrower to continue as a going concern.

Upon the occurrence of any Forebearance Termination Event, the Lender's obligation to forebear from the exercise of any of its rights against the Borrower and its property and/or against any guarantor and his, her or its property, including any of its collateral, shall immediately terminate, and the Lender shall immediately be entitled without any further action or notice to exercise any and all of its rights, powers, and remedies against any of such entities and persons and/or against any of their respective property.

         9. Other Acknowledgments. The Borrower acknowledges (a) that the Lender, in no manner whatsoever, is committing in this Forebearance Agreement or otherwise to advance any additional amounts to the Borrower in any form whatsoever (including, without limitation, in the form of the Lender's honoring any checks, whether for payroll or otherwise, that are drawn against Lender accounts maintained by the Borrower at the Lender in which there are insufficient funds at the time any such checks are presented for payment) and
(b) that the Lender has expressly stated that it has no intention of advancing any such additional amounts. Consistent with (but not in limitation of) the foregoing, it is expressly understood that the payment of or any other liability with respect to any obligations of the Borrower (including, without limitation, any taxes) shall remain, in all instances, solely the obligations of the Borrower, and the Lender does not intend to assume and shall not be deemed to have assumed any liability in connection with any of such Borrower obligations (including, without limitation, any taxes, whether payroll, income or otherwise owing by the Borrower) by virtue of any of the provisions of this Forebearance Agreement or otherwise.

         10. Preservation and No Waiver of Rights. Consistent with, but not in limitation of, SECTION 5 hereof, this Forebearance Agreement shall not be deemed a waiver, extension or modification by the Lender of any term or provision of, or default under, any loan agreement, any promissory note, or any collateral documents; and except as otherwise expressly provided for herein, the Lender hereby fully preserves all its rights, powers and remedies against the Borrower and/or any other person or entity. In addition, nothing contained herein shall be deemed to be a waiver or abandonment of any Event of Default (whether presently or subsequently existing), any rights or remedies available to the Lender under any loan agreement, any promissory note, any collateral documents, applicable law or otherwise, each of which rights or remedies is hereby specifically and expressly reserved, including without limitation, the right to seek judgment against the Borrower and/or any other person or entity, to foreclose its interest in any stock or other collateral held by the Lender or in which the Lender has a security interest or other lien, or to take any other action permitted under the loan documents or applicable law.

         11. Representations. The Borrower hereby represents and warrants to the Lender that the execution and delivery of this Forebearance Agreement and the performance by it of its obligations under this Forebearance Agreement are within its corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene or conflict with


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any provision of law or of its articles of incorporation or its by-laws and that this Forebearance Agreement constitutes its legal, valid, and binding obligations and is enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or as such enforcement may be limited in equity.

         12. Reliance by the Lender. The parties hereto understand and acknowledge that this Forebearance Agreement has been executed for the purposes of inducing the Lender to agree to the Forebearance. Each of the parties hereto further understands and acknowledges that the Lender is relying on, and would not have entered into this Forebearance Agreement had it not been for, the agreements, representations and warranties of the Borrower set forth herein.

         13. Successors and Assigns. Subject to any assignment or other transfer restrictions set forth in the Term Loan Agreement, any of the other Loan Documents and herein, this Forebearance Agreement shall be binding upon the parties hereto and their respective successors and assigns.

         14. Counterparts. This Forebearance Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together shall constitute one and the same instrument.

         15. Governing Law. This Forebearance Agreement will be governed by the internal laws of the State of Tennessee, without giving effect to any of the State's conflicts-of-law provisions.

         16. Notice. Any notice provided for hereunder shall be in writing, personally delivered, if such notice is to the Borrower to the address shown below its or his signature hereto, and, if such notice is to the Lender, to the Lender's attorney as follows: Mr. Thomas S. Kiriakos, 190 South LaSalle Street, Chicago, IL 60603, and in each instance may be given by facsimile transmission.

         17. Entire Agreement. This Forebearance Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be altered, amended or otherwise modified except by a written instrument signed by the party sought to be thereby bound.

         18. Headings. The headings and captions used herein are provided for convenience of reference only and shall not be employed in the construction of this letter agreement.

         19. No Third Party Beneficiaries. This Forebearance Agreement is solely for the benefit of the parties hereto, and, no provision of this Forebearance Agreement shall be deemed to confer upon any third parties (including, without limitation, any other creditors or parties in interest (including equity holders) of the Borrower) any claim, remedy, liability, reimbursement, cause of action or other right.

         20. JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY


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JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS
FOREBEARANCE AGREEMENT, OR UNDER ANY OTHER DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY LENDERING RELATIONSHIP EXISTING IN CONNECTION WITH THE LOAN DOCUMENTS, AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE LENDER TO ENTER INTO THIS FOREBEARANCE AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto execute and deliver this Forebearance Agreement on the date first above written.


                                        DONLAR CORPORATION


                                        By:  /s/ Larry P. Koskan
                                             -----------------------------------
                                        Its: President
                                             -----------------------------------
                                        Address: 6502 South Archer Road
                                                 Bedford Park, Illinois 60501
                                                 Attn: Larry Koskan
                                                 Fax:  (708) 563-9212


                                        THE TENNESSEE FARMERS LIFE
                                        INSURANCE COMPANY


                                        By:  /s/ Ed Lancaster
                                             -----------------------------------
                                        Its: Secretary
                                             -----------------------------------
                                        Address: P.O. Box 998
                                                 Columbia, Tennessee 38402
                                                 Attn: Edward K. Lancaster
                                                 Fax:  (931) 840-8640


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